Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO TO TRANSFER COMMON STOCK LISTING TO NYSE

ALLEGAN, Mich. – May 23, 2013 – Perrigo Company (Nasdaq: PRGO; TASE) today announced that it is transferring the listing of its U.S. traded common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Select Market (NASDAQ). The Company expects to begin trading on the NYSE on June 6, 2013 under its current stock symbol “PRGO”, and will continue to trade on NASDAQ until the transfer takes place.

Perrigo’s Chairman and CEO Joseph C. Papa stated, “We are looking forward to listing on the NYSE as this change will provide increased visibility and enhanced services that will benefit our shareholders. We remain committed to making quality healthcare more affordable for our customers and patients and continuing to increase shareholder value.”

“Perrigo and the NYSE are a perfect fit, and we’re thrilled to welcome one of the world’s leading healthcare suppliers to the world’s leading equities market,” said Duncan Niederauer, Chief Executive Officer, NYSE Euronext. “Perrigo was founded more than a century ago seeking to best serve and empower customers, continually innovate, and deliver quality products. That vision, which remains in place today, set the stage for the company’s growth and global leadership. On behalf of my NYSE Euronext colleagues, I want to thank Joe Papa and the Perrigo Board for choosing the NYSE. We look forward to building an outstanding partnership with the entire Perrigo team and the company’s shareholders.”

To celebrate the transfer, representatives of Perrigo will ring the NYSE Opening Bell on June 6th at 9:30 a.m. (ET), which will be broadcast live on the Company’s website at www.perrigo.com.

From its beginnings as a packager of generic home remedies in 1887, Allegan, Michigan-based Perrigo Company has grown to become a leading global provider of quality, affordable healthcare products. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, animal health, dietary supplements and active pharmaceutical ingredients (API). The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of logistics operations have evolved over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets - the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca - represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 30, 2012, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication

(269) 686-1709

E-mail: ajshannon@perrigo.com

Bradley Joseph, Senior Manager, Investor Relations and Communication

(269) 686-3373

E-mail: bradley.joseph@perrigo.com